EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

Francesca’s Holdings Corporation

Houston, Texas

We hereby consent to the incorporation by reference in this Registration Statement of our report dated June 22, 2010, except for footnotes 2 and 9, which are as of April 15, 2011, relating to the consolidated financial statements, appearing in the Francesca’s Holdings Corporation’s Registration Statement on Form S-1 (No. 333-173581).

/s/ BDO USA, LLP
(formerly known as
BDO Seidman, LLP)

Houston, Texas

July 27, 2011